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               [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL]





                                                              January 23, 1998



Crusader Holding Corporation
1230 Walnut Street
Philadelphia, PA  19107


                  Re:      Crusader Holding Corporation
                           Registration Statement on Form S-1
                           (Registration No. 333-42215)
                           ------------------------------------



Gentlemen:

                  We have acted as counsel to Crusader Holding Corporation, a Pennsylvania corporation (the "Company"), in connection with the preparation of the Registration Statement, as amended to the date hereof, filed on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended, of 1,150,000 shares (including up to 150,000 shares of Common Stock, subject to an over-allotment option granted by the Company to the underwriters) of the Company's common stock, $.01 par value per share (the "Common Stock"), being sold by the Company.

                  We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the proposed authorization, issuance and sale of the Common Stock. In this connection, we have examined and relied upon such corporate records and other documents, instruments and certificates and have made such other investigation as we deemed appropriate as the basis for the opinion set forth below. In our examination, we have assumed legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies and the authenticity of such original documents.
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Crusader Holding Corporation
January 23, 1998
Page 2

                  The opinion expressed below is based on the assumption that the Registration Statement will become effective.

                  Based upon the foregoing, we are of the opinion that the shares of Common Stock to be sold by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of the Underwriting Agreement, the form of which is filed as Exhibit 1 to the Registration Statement, and upon satisfaction of all conditions contained therein, will be legally issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part thereof.


                                   /s/ Ballard Spahr Andrews & Ingersoll